SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to

Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2009

YOUNG INNOVATIONS, INC.
(Exact name of registrant as specified in its charter)
MISSOURI
(State or other jurisdiction of incorporation)

000-23213	43-1718931
(Commission File Number)	(I.R.S. Employer Identification Number)

13705 Shoreline Court East, Earth City, MO	63045
(Address of principal executive offices)	(Zip Code)
(314) 344-0010
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02     DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e)       On May 6, 2009, the existing employment agreements of Alfred E. Brennan, Young Innovations, Inc.’s (the “Company”) Chief Executive Officer and Chairman, and Arthur L. Herbst, Jr., the Company’s President, were amended and restated.  The changes to each employment agreement consisted of (i) extending the term, so that each agreement now expires on January 31, 2012, instead of January 31, 2010 and (ii) amending the agreement to take into account various interpretations issued by the Internal Revenue Service (the “IRS”) with respect to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), so that the  payment of certain amounts under the employment agreement which are  deemed to be deferred compensation under Code Section 409A are paid to the executives in a manner and timeframe that complies with the Code.

In addition, on May 6, 2009, the existing employment agreements of Daniel J. Tarullo, a Company Vice President, and George E. Richmond, the Company's Vice Chairman and principal shareholder were also amended and restated to address the various interpretations issued by the IRS with respect to Section 409A of the Code as described above.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits
Exhibit Number	Description
10.1	Amended and Restated Employment Agreement dated May 6, 2009 between the Company and Alfred E. Brennan.
10.2	Amended and Restated Employment Agreement dated May 6, 2009 between the Company and Arthur L. Herbst, Jr..
10.3	Amended and Restated Employment Agreement dated May 6, 2009 between the Company and Daniel J. Tarullo.
10.4	Amended and Restated Employment Agreement dated May 6, 2009 between the Company and George E. Richmond.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YOUNG INNOVATIONS, INC.
By:	/s/ Arthur L. Herbst, Jr.
Arthur L. Herbst, Jr.
President and Chief Financial Officer

Dated: May 11, 2009